VIRTUAL MOBILE OPERATOR MASTER AGREEMENT

THIS AGREEMENT dated for reference the _____ day of July, 2003 between FATPORT CORPORATION, a corporation under the laws of Canada, ("FatPort") and Oasis Wireless ("Oasis Wireless"), a corporation under the laws of British Columbia.

WITNESSES  THAT  WHEREAS:

A. FatPort is in the business of deploying the FatPort System throughout the world.

B. Oasis Wireless wishes to purchase the hardware and obtain access to the software necessary to enable Oasis Wireless to act as a Virtual Mobile Operator by deploying the FatPort System in the Territory.

C. FatPort and Oasis Wireless by this Agreement, wish to specify the manner and means by which Oasis Wireless will undertake the deployment of the FatPort System in the Territory.

NOW THEREFORE, in consideration of the time and effort invested by each of FatPort and Oasis Wireless in reaching this Agreement and other good and valuable consideration, and sufficiency of which each party acknowledges, FatPort and Oasis Wireless hereby agree and covenant as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. All words and phrases with initial capital letters used in this Agreement have the meanings given to them in Schedule A attached hereto or in the text of this Agreement.

1.1 COMPUTATION OF TIME PERIODS. In this Agreement and any schedule, contract, instrument, undertaking, note or other document delivered hereunder, except where expressly otherwise provided, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.2 HEADINGS. The headings of the Articles and sections in the Agreement are included for convenience only and do not form a part of this Agreement nor are they intended to be full or accurate descriptions of or to interpret, define or limit the scope, extent or intent of this Agreement.

1.3 APPLICABLE LAWS AND ATTORNMENT. This Agreement will in all respects be governed by and be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and FatPort and Oasis Wireless each hereby irrevocably attorns to the jurisdiction of the courts of such Province.

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1.4     SCHEDULES.  The  following  schedules  form  an  integral  part  of this
Agreement  and  are  incorporated  herein:

Schedule     A     Definitions
Schedule     B     FatPort  Access  Point  Prices  and  Payment  Terms

Schedule     C     FatPort  Access  Points  Specifications

Schedule     D     Hotspot  Installation  Objectives

Schedule     E     FatPort/Oasis  Wireless  Multilateral  Roaming  Agreement

                                    ARTICLE 2
                            FATPORT SUPPLY COVENANTS

2.1 FATPORT ACCESS POINTS. During the Term, FatPort will sell FatPort Access Points to Oasis Wireless and Oasis Wireless will, subject to section 2.3, acquire such hardware exclusively from FatPort, at the prices and on the terms and conditions set out in Schedule B. Oasis Wireless will not, directly or indirectly, during the Term, acquire, lease or in any other manner obtain use of equipment that provides IEEE 802.11 connectivity for installation in locations of the type or kind proposed for Hotspots.

2.2 BRANDING. FatPort will provide Oasis Wireless with FatPort Access Points that do not bear any manufacturer or other identification except as may be required by law provided that FatPort may place one label not larger than on each FatPort Access Point that identifies that it was manufactured or assembled by FatPort.

2.3 SUPPLY OF GEAR. FatPort will sell Gear to Oasis Wireless on request for multiple connections to FatPort Access Points, at the prices and on the terms set out in Schedule B, provided that Oasis Wireless may, after having given FatPort the first right to supply such Gear, source Gear from other suppliers if it is able to obtain better terms from such other suppliers.

2.4 LIMITED WARRANTY. FatPort warrants that the FatPort Access Points will operate within the functional specifications set out in Schedule C attached hereto. Except as expressly provided in this agreement, FatPort does not make and hereby disclaims, and Oasis Wireless hereby waive all reliance on, any representations or warranties arising by law or otherwise regarding the products provided hereunder including, without limitation, implied warranties of merchantability, fitness for a particular purpose, or conditions of quality, and any warranties with respect to patent, copyright, tradesecret or trademark infringement.

2.5 FATPORT SOFTWARE. Oasis Wireless acknowledges that it acquires no right whatsoever in the FatPort Software under this Agreement but only acquires limited rights of use with respect thereto under a separate service agreement with FatPort.

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                                    ARTICLE 3
                            OASIS WIRELESS COVENANTS

3.1     MARKETING  AND SUPPORT COMMITMENT. During the Term, Oasis Wireless will:

a) maintain sufficient sales force to ensure that Hotspots are rapidly deployed throughout the Territory, by direct sales as well as broader marketing campaigns, with the objective of installing Hotspots at least as rapidly as set out in Schedule D;

b) negotiate and enter into contracts with Proprietors for the installation and operation of Hotspots throughout the Territory including access rights thereto for FatPort as required to allow any support that FatPort may be required to perform at such sites;

c) use its best efforts to install Hotspots in retail stores that are direct or indirect affiliates of Oasis Wireless;

d) be responsible for all site design at Hotspots including identifying appropriate hardware locations, conflicts with neighbouring wireless LANs and other relevant factors;

e) design, create and provide to FatPort in suitable media all necessary graphics and scripts for a login screen for End Users who sign on at a Hotspot; and

f) design, prepare and distribute its own marketing materials at Hotspot locations, on the world wide web and in conventional media such as radio, television, trade journals and newspapers.

3.2 INSTALLATION, SUPPORT AND MAINTENANCE. Oasis Wireless will be responsible at its own cost for all installations and maintenance of FatPort Access Points and Gear at Hotspots and will perform such installations and maintenance in accordance with the applicable contract with the Proprietor of the Hotspot.

3.3 CONNECTION OF FATPORT ACCESS POINTS. During the Term, Oasis Wireless will not connect or permit the connection of any FatPort Access Points to any network other than through a FatPort Connection.

3.4     OASIS  WIRELESS  WARRANTIES. Oasis Wireless warrants and represents that
(a) except for knowledge specific to deployment and operation of the FatPort System, it has the knowledge, skill, experience and technical know how necessary to deploy, manage and operate a wireless Internet Service Provider based on the FatPort System in the Territory; and (b) Oasis Wireless has duly executed this Agreement.

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                                    ARTICLE 4
                              TERM AND TERMINATION
4.1 TERM. Except as provided for in section 4.2, the obligations of the parties under this Agreement will commence on the Effective Date and continue for a period of not less than 24 months. After 24 months, either party may, on not less than 30 days written notice, terminate its obligations hereunder.

4.2     EARLY  TERMINATION.  Either  party  will  have  right  to terminate this
Agreement:

a) if proceedings are commenced for the dissolution, liquidation or winding up of the other party unless such proceedings are being actively and diligently contested in good faith by the other party;

b) if the other party is adjudged or declared bankrupt or becomes insolvent or makes an assignment for the benefit of creditors, or admits in writing its inability to satisfy its debts generally as they become due, or petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any substantial part of its property, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any substantial part of its property;

c) if a receiver, receiver and manager, receiver-manager, custodian, liquidator or trustee (or any person with like powers) shall be appointed for all or any substantial part of the property of the other party, unless the other party obtains an order of a court of competent jurisdiction staying such appointment for so long as such order (or a replacement thereof to similar effect) remains in full force and effect;

d) if the other party is in breach of any material covenant herein and fails to cure such breach within 10 days of notice thereof, provided that any failure to pay any amount when due shall be deemed to be an uncurable breach of a material covenant;

e) Oasis Wireless fails to achieve at least 75% of the objectives for Hotspot installation set out in Schedule D within the times set out therein or fails to pay to FatPort an amount equal to the purchase price for FatPort Access Points that would have been paid had such objectives been achieved; or

f) the service agreement between Oasis Wireless and FatPort is terminated for any reason.

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                                    ARTICLE 5
                            MISCELLANEOUS PROVISIONS

5.1 CONFIDENTIAL INFORMATION. Each party covenants to maintain as confidential all Confidential Information obtained by it regarding the other party and to ensure that its employees and agents do the same. Before recycling, discarding or disposing of any media that contain any Confidential Information, the party in possession thereof will erase or otherwise destroy such Confidential Information therefrom. For all purposes hereof, the terms of this Agreement, all concepts, methods, algorithms, design features and techniques (except generally used computer programming methods) comprising the manner in which FatPort configures or operates the FatPort System constitute trade secrets and Confidential Information of FatPort and Oasis Wireless will take all appropriate action to protect the confidentiality of and to ensure that any person permitted access to the Confidential Information of FatPort does not provide or disclose it to others. Notwithstanding the foregoing, Oasis Wireless acknowledges that FatPort or its parent corporation has certain obligations to disclose material information to the public on a timely basis and no breach hereof shall occur as a result of such disclosure by FatPort or its parent corporation.

5.2 COOPERATION AND DISCLOSURE. Both parties acknowledge that a successful business relationship will require full cooperation and resolution of issues that will arise from time to time and each covenants to promptly and consistently disclose fully to the other party all facts relevant to any issues that require resolution.

5.3 ARBITRATION. Any dispute or controversy occurring between the parties hereto relating to the interpretation or implementation of any of the provisions of this Agreement shall be resolved by arbitration. Such arbitration shall be conducted by a single arbitrator appointed by agreement between the parties, or, in default of agreement, such arbitrator shall be appointed in accordance with the provisions of the Commercial Arbitration Act (British Columbia) or any re-enactment or amendment thereof. Any arbitration shall be held in the City of Vancouver. The procedure to the followed shall be agreed by the parties or, in default of agreement, determined by the arbitrator. The decision arrived at by the arbitrator shall be final and binding and no appeal shall lie therefrom.

5.4 INJUNCTIVE RELIEF. Notwithstanding any other provision hereof, either party shall be entitled to apply to the Supreme Court of British Columbia for such equitable relief, including without limitation injunctive or declaratory relief, if there is any threat to the reputation of the party or any Confidential Information of the party arising out of any action or inaction of or by the other party.

5.5 LIMITATION OF LIABILITY. In no event will FatPort or any of its officers, directors, employees, shareholders or representatives be liable to Oasis Wireless or any other party for any damages that in the aggregate ever exceed 100% of the aggregate purchase price paid by Oasis Wireless for FatPort Access Points or Gear purchased pursuant to this Agreement, regardless of the form of action, whether in contract, negligence, strict liability, tort, products liability or otherwise. Oasis Wireless acknowledges and agrees

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that in
no event shall FatPort's officers, directors, employees, shareholders or representatives be liable to Oasis Wireless. The parties agree that these limits of liability shall survive and continue in full force and effect despite any termination or expiration of this Agreement.

5.6 NO ASSIGNMENT. This Agreement and the rights, duties and obligations of the parties hereunder shall not be assigned without the prior written consent of the other, which consent may not be unreasonably withheld provided that any attempt to assign the rights, duties or obligations hereunder without such consent shall be of no effect.

5.7 ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

5.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

5.9 NO PARTNERSHIP. Nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the parties hereto. Neither party shall have the authority to enter into agreements of any kind on behalf of the other party or otherwise to bind or obligate such other party in any manner to any third party except as specifically provided for herein.

5.10 AMENDMENTS. No interpretation, change, termination or waiver of any of the provisions hereof will be binding upon the parties unless in writing signed by the duly authorized personnel of the parties. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement will affect the right of any party to enforce any claim or right hereunder, whether or not liquidated, which accrued prior to the date of such modification, waiver, termination, rescission, discharge or cancellation.

5.11 EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all parties had all signed the same document. All counterparts will be construed together and will constitute one and the same agreement. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.